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                                                                     EXHIBIT 5.1

                              September 30, 1999



Kilroy Realty Corporation
2250 East Imperial Highway
El Segundo, California 90245

     Re: Kilroy Realty Corporation, a Maryland corporation (the "Company") - Registration Statement on Form S-3 (Registration No. 333-74155), pertaining to One Million (1,000,000) shares (the "Shares") of common stock, par value one cent ($.01) per share ("Common Stock") to be issued by the Company in accordance with the Dividend Reinvestment and Direct Purchase Plan (the "Plan")
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Ladies and Gentlemen:

     In connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act") by the Company on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on or about September 30, 1999 and further amendments if any to be filed with the Commission subsequent to the date hereof (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and delivery of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on September 13, 1996 and Articles of Amendment and Restatement filed with the SDAT on January 21, 1997, and Articles Supplementary filed with the SDAT on February 6, 1998, April 20, 1998,, October 15, 1998 and November 25, 1998 and a Certificate of Correction filed with the SDAT on March 4, 1999. We have also examined the Amended and Restated Bylaws of the Company, adopted as of January 26, 1997, (the "Bylaws"), resolutions of the Board of Directors of the Company adopted on May 12, 1998 and in full force and effect on the date hereof (the "Directors' Resolutions), the Plan, the Registration Statement, and such other laws, records,

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documents, certificates, opinions and instruments as we have deemed necessary to render this opinion.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that none of the Shares will be issued or transferred in violation of the provisions of the Charter entitled "Restrictions on Ownership and Transfer to Preserve Tax Benefit".

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly reserved and authorized for issuance by all necessary corporate action on the part of the Company, and when and if such Shares are issued and delivered by the Company in accordance with the Plan and the Directors' Resolutions, in exchange for payment of the full consideration therefor, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters".

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

                                    Very truly yours,

                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP